Exhibit 21.1

SUBSIDIARIES OF FORTRESS TRANSPORTATION AND INFRASTRUCTURE INVESTORS LLC

Subsidiary	Jurisdiction of Incorporation/Organization
Fortress Worldwide Transportation and Infrastructure General Partnership	Delaware
WWTAI AirOpCo 1Bermuda Ltd.	Bermuda
WWTAI Finance Ltd.	Bermuda
WWTAI Offshore Co 1 Ltd.	Bermuda
WWTAI Container Holdco Ltd. (f/k/a WWTAI Container GP 1 Ltd.)	Bermuda
WWTAI Container 1 Ltd.	Bermuda
Intermodal Finance 1 Ltd.	Cayman Islands
WWTAI AirOpCo II Limited	Ireland
FTAI Subsea 88 Ltd.	Bermuda
Intermodal Finance II Ltd.	Bermuda
FTAI IES Pioneer Ltd.	Malaysia
Intermodal Finance III Ltd.	Bermuda
Fortress Transportation and Infrastructure Investors LLC (f/k/a Fortress Transportation and Infrastructure Investors Ltd.)	Delaware
FTAI Energy Co 1 Ltd.	Bermuda
Central Maine & Quebec Railway US Inc.	Delaware
CMQ Canada LLC	Delaware
Central Maine & Quebec Railway Canada Inc.	Canada
Railroad Acquisition Holdings LLC	Delaware
Jefferson Storage I LLC	Delaware
FTAI Pride LLC	Delaware
WWTAI AirOpCo I USA LLC	Delaware
WWTAI HiLoad Ltd. (process of dissolution)	Bermuda
FTAI Energy Co1 LLC	Delaware
FTAI IES Pioneer Ltd.	Malaysia
FTAI Energy Holdings LLC	Delaware
FTAI Midstream Holdings LLC	Delaware
FTAI Railcar Holdings LLC	Delaware
FTAI Energy Partners LLC	Delaware
FTAI Midstream Holdings LLC	Delaware
FTAI Energy Development Holdings LLC	Delaware
FTAI Energy Downstream Holdings LLC	Delaware
Jefferson Gulf Coast Management LLC	Delaware
JGC Investment Holdings LLC	Delaware
Jefferson 2010 Bond Holdings LLC	Delaware
Jefferson 2012 Bond Holdings LLC	Delaware
Jefferson Gulf Coast Energy Holdings LLC	Delaware
Jefferson Gulf Coast Energy Partners LLC	Delaware
Jefferson DRE Liabilities LLC	Delaware
Jefferson Terminal Logistics LLC	Delaware
Jefferson Railport Terminal I LLC	Delaware

Jefferson Railport Terminal II LLC	Delaware
Jefferson Gas Processing LLC	Delaware
Jefferson Gulf Coast Real Estate LLC	Delaware
Jefferson Truck Terminal I LLC	Delaware
Jefferson Docks I LLC	Delaware
Jefferson Railport Terminal I (Texas) LLC	Texas
Jefferson Pipeline I LLC	Delaware
FTAI Offshore Holdings L.P.	Cayman Islands
FTAI Midstream GP LLC	Delaware
FTAI Partners Holdings LLC	Delaware
FTAI Midstream GP Holdings LLC	Delaware
WWTAI IES MT6015 Ltd.	Malaysia
AirOpCo 1ET Bermuda Ltd.	Bermuda
AirOpCo 1ASL Bermuda Ltd.	Bermuda
AirOpCo 1JT Bermuda Ltd.	Bermuda
AirOpCo 1KOME Bermuda Ltd.(process of dissolution)	Bermuda
AirOpCo II ME Ireland Limited	Ireland
AirOpCo II KO Ireland Limited	Ireland
Delaware River Partners LLC	Delaware
DRP Holdco LLC	Delaware
WWTAI AirOpCo Malta Limited	Malta
AirOpCo I SD Ireland Limited	Ireland
WWTAI AirOpCo 2 Bermuda Ltd.	Bermuda
Ohio River Partners Holdco LLC	Delaware
Ohio River Partners Finance LLC	Delaware
Jefferson Energy Canco LLC	Delaware
Jefferson Energy Canada ULC	Canada
Ohio River Partners Shareholder LLC	Delaware
Jefferson Energy Marketing LLC	Delaware
Ohio River Partners LLC	Delaware
FTAI Energy Marketing LLC	Delaware
FTAI Pride Chartering LLC	Marshall Islands
FTAI Pride Labuan Ltd.	Malaysia
Jefferson Railport Terminal II Holdings LLC	Delaware